EXHIBIT 10.3

THE SHARES ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE NOTE AND THE CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE FEDERAL OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED IN ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH LAWS AS MAY BE APPLICABLE OR, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT AN EXEMPTION FROM SUCH APPLICABLE LAWS EXIST.

FIRST AMENDED AND RESTATED  CONVERTIBLE NOTE

$1,997,482.95	Issuance Date: February 1, 2013
Maturity Date: December 31, 2016

FOR VALUE RECEIVED, GelTech Solutions, Inc., a Delaware corporation, (the “Company”) hereby promises to pay to the order of Michael Reger (the “Holder”), at 777 Yamato Road, Suite 3, Boca Raton, Florida 33431, or at such other office as the Holder designates in writing to the Company, the sum of one million nine hundred ninety seven thousand four hundred and eighty two dollars and 95/100 ($1,997,482.95), together with interest thereon computed at the annual rate of seven and one-half percent (7.5%) (the “Interest”).  This First Amended and Restated Convertible Note (the “Note”) replaces in its entirety that certain Convertible Promissory Note executed by the Company dated February 18, 2011 (the “Original Note”) and that certain Convertible Promissory Note dated December 29, 2012 (the “2012 Note”).  Upon execution of this Note by the Company and the issuance of 210,226 shares of Common Stock (defined below) as payment for interest owed under the Original Note and the 2012 Note, the Holder will cancel the Original Note and the 2012 Note and return them to the Company and that certain Interest Payment Agreement dated as of December 27, 2012 between the Company and the Holder shall be void.

Interest shall be payable annually in arrears on each of the subsequent one year anniversary dates of the Issuance Date until all principal and accrued Interest is paid under this Note.  The Holder shall have the right to convert the Interest under Note, in whole or in part, into shares of the Company’s common stock (“Common Stock”) at the rate of $0.35 per share, as adjusted, by delivering the Company written notice. The Holder’s conversion right under this paragraph shall not be superseded by the Company and is absolute regardless of the timing of payment of accrued Interest by the Company.

Principal and Interest shall be due and payable on the Maturity Date unless this Note has been converted as provided below.  While in default, this Note shall bear interest at the rate of 18% per annum or such maximum rate of interest allowable under the laws of the State of Florida. Payments shall be made in lawful money of the United States and the Holder, shall at have at is option, to convert the Default Interest in the Company’s Common Stock by delivering the Company written notice.

1.

Conversion to Common Stock.

(a)

The Holder shall have the right to convert this Note, in whole or in part, into shares of Common Stock at the rate of $0.35 per share as adjusted (the “Conversion Price”) at any time, subject to prior prepayment.

(b)

The number of shares of Common Stock issuable upon a conversion of this Note shall be determined by dividing (i) the full principal amount of this Note, which includes all interest that will be accrued as of the conversion date, including default interest if converted after the Maturity Date, (or the portion thereof to be converted in the event of a partial conversion), less any principal or interest that has been prepaid or paid, as applicable, as of the date of conversion, by (ii) the Conversion Price.

(c)

In the event less than all of the remaining balance of this Note is converted, the Company shall promptly issue to the Holder a similar promissory note representing the outstanding balance.

2.

Anti-Dilution Protection.

(a)

In the event, prior to the payment of this Note, the Company shall (i) issue any of its shares of Common Stock as a stock dividend on shares of Common Stock, (ii) subdivide the number of outstanding shares of Common Stock into a greater number of shares or (iii) reduce the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such event, the Conversion Price shall be adjusted to equal the product of (A) the total number of shares of Common Stock outstanding immediately prior to such event multiplied by the Conversion Price in effect immediately prior to such event, divided by (B) the total number of shares of Common Stock outstanding immediately after such event.

(b)

In the event, prior to the payment of this Note, the Company shall be recapitalized by reclassifying its outstanding Common Stock (other than into shares of Common Stock with a different par value, or by changing its outstanding shares of Common Stock to shares without par value), or in the event the Company or a successor corporation, partnership, limited liability company or other entity (any of which is defined as a “Corporation”) shall consolidate or merge with or convey all or substantially all of its, or of any successor Corporation’s property and assets to any other Corporation or Corporations (any such other Corporation being included within the meaning of the term “successor Corporation” used in the context of any consolidation or merger of any other Corporation with, or the sale of all or substantially all of the property of any such other Corporation to, another Corporation or Corporations), or in the event of any other material change in the capital structure of the Company or of any successor Corporation by reason of any reclassification, reorganization, recapitalization, consolidation, merger, conveyance or otherwise, then, as a condition of any such reclassification, reorganization, recapitalization, consolidation, merger or conveyance, a prompt, proportionate, equitable, lawful and adequate provision shall be made whereby the Holder of this Note shall thereafter have the right to purchase, upon the basis and the terms and conditions specified in this Note, in lieu of the securities of the Company theretofore purchasable upon the conversion of this Note, such shares, securities or assets as may be issued or payable with respect to or in exchange for the number of securities of the Company theretofore obtainable upon conversion of this Note as provided above had such reclassification, reorganization, recapitalization, consolidation, merger or conveyance not taken place; and in any such event, the rights of the Holder of this Note to any adjustment in the number of shares of Common Stock obtainable upon conversion of this Note, as provided, shall continue and be preserved in respect of any shares, securities or assets which the Holder becomes entitled to obtain.  Notwithstanding anything herein to the contrary, this Section 2 shall not apply to a merger with a subsidiary provided the Company is the continuing Corporation and provided further such merger does not result in any reclassification, capital reorganization or other change of the securities issuable under this Note.  The foregoing provisions of this Section 2(b) shall apply to successive reclassification, capital reorganizations and changes of securities and to successive consolidation, mergers, sales or conveyances.

(c)

In the event the Company, at any time while this Note shall remain outstanding, shall sell all or substantially all of its assets, dissolve, liquidate, or wind up its affairs (each a “Liquidation Event”), a prompt, proportionate, equitable, lawful and adequate provision shall be made as part of the terms of any such Liquidation Event such that the Holder of this Note may thereafter receive, upon exercise hereof, in lieu of the securities of the Company which it would have been entitled to receive, the same kind and amount of any shares, securities or assets as may be issuable, distributable or payable upon any such Liquidation Event with respect to each share of Common Stock of the Company.  Notwithstanding the preceding, in the event of any Liquidation Event, the right to convert this Note shall terminate on a date fixed by the Company, such date so fixed to be not earlier than (i) 6:00 p.m., New York time, on the 30th day after the date on which notice of such termination of the right to convert this Note has been given by mail to the Holder of this Note at such Holder’s address as it appears on the books of the Company or (ii) the date that the Company received sufficient approval of the Liquidation Event from its shareholders and/or directors, as required by law, if later; provided, however, that if such Liquidation Event is abandoned prior to its consummation or is not otherwise consummated within 180 days from the date of notice referred to in (i) above, then the conversion right of the Holder shall be reinstated.

3.

Event of Default.   Upon an Event of Default, the entire unpaid balance of this Note then outstanding, together with accrued interest thereon, if any, shall be and become immediately due and payable upon written notice from the Holder.  For purposes of this Note, an “Event of Default” shall consist of any of the following events:

(a)

The Company fails to pay any installment of principal, interest or other sum due under this Note when due and such failure continues for a period of 30 days after the due date.

(b)

The Company shall commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts; or a court shall enter an order for relief or any such adjudication or appointment, which case, proceeding or action or order, adjudication, or appointment, as the case may be, remains undismissed, undischarged or unbonded for a period of 30 days, then, or any time thereafter during the continuance of any of such events.

(c)

The Company shall fail to issue the shares of Common Stock issuable upon any conversion of this Note within five days following the conversion date, or to perform in any material respect any of the other material covenants or agreements contained in this Note and not cure, if possible to cure, such failure within 10 business days after notice thereof.

(d)

The delisting of the Company’s Common Stock from any principal market (presently the Over-the-Counter Bulletin Board).  The Company’s failure to comply with the requirements for continued listing on a principal market for a period of 30 consecutive trading days, or notification from the principal market that the Company is not in compliance with the conditions for such continued listing on such principal market.  The Company is subject to a trading suspension on the principal market that lasts for five or more consecutive trading days.

(e)

The occurrence of a Liquidation Event.

(f)

The Company shall fail to timely pay any interest or principal pursuant to any material indebtedness of the Company which results in the acceleration of the maturity of such indebtedness.

4.

Subordination.

  This Note shall be subordinate to any other debt obligations of the Company to the extent the proceeds of such debt obligations are used primarily for the purchase of inventory and other working capital requirements of the Company.

5.

First Right of Refusal.  Until this Note has been paid in full or fully converted, the Holder shall be given not less than 10 days prior written notice of any proposed sale by the Company of its common stock or other securities convertible into its common stock, except in connection with (i) full or partial consideration in connection with a strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, (ii) the Company’s issuance of securities in connection with strategic license or service agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, (iii) the Company’s issuance of common stock or the issuances or grants of options to purchase common stock to employees, directors, and consultants, pursuant to the Company’s equity incentive plan or similar individual agreements, (iv) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of common stock issued and outstanding on the date of this Note, and (v) as a result of the exercise of warrants which are granted or issued pursuant in connection with the execution and delivery of this

Note.  The Holder shall have the right during the 10 days following receipt of the notice to purchase for cash or by using the outstanding balance of this Note including principal, interest, liquidated damages and any other amount then owing to Holder by the Company, such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale.  In the event such terms and conditions are modified during the notice period, the Holder shall be given prompt notice of such modification and shall have the right during the 10 days following the notice of modification to exercise the right to participate in such offering.

6.

Prepayment.

(a)

This Note may be prepaid in whole or in part at any time for cash on 15 business days’ prior written notice.  The Company shall honor any Conversion Notice (as defined below) delivered by the Holder up to 10 days following the notice of prepayment.

(b)

All payments made on this Note shall be applied first to any interest accrued to the date of such payment with the remainder applied toward principal.

7.

Mechanics of Conversion.  To convert the Note into Common Stock on any date (a “Conversion Date”), the Holder shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit 1 (the “Conversion Notice”) to the Company, and (ii) surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).  On or before the second (2nd) business day following the date of receipt of a Conversion Notice, the Company shall confirm that it has issued to the Holder the number of shares of Common Stock to which the Holder shall be entitled, and shall return to the Holder a new Note with respect to the portion of the original Note which was not converted.  The person or persons entitled to receive the Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such Common Stock on the Conversion Date.

8

Conversion Shares.

(a)

The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments under Section 2) upon the conversion of the Note. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable, and free of all taxes, liens and charges created by the Company.

(b)

No fractional shares shall be issued upon a conversion. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall pay the Holder cash equal to the product of such fraction multiplied by the Common Stock’s fair market value at the time of conversion based on the closing price of a share of Common Stock at such time.

(c)

The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder for any documentary stamp or similar taxes or any other expense that may be payable in respect of the issue or delivery of such certificates, all of which taxes and expenses shall be paid by the Company, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

9.

Negative Covenant. As long as any portion of this Note remains outstanding, the Company shall not declare or pay cash dividends or make any distributions of cash or property in respect of any equity securities of the Company, excluding dividends on the Company’s Preferred Stock.

10.

Miscellaneous.

(a)

All makers and endorsers now or hereafter becoming parties hereto jointly and severally waive demand, presentment, notice of non-payment and protest.

(b)

This Note may not be changed or terminated orally, but only with an agreement in writing, signed by the parties against whom enforcement of any waiver, change, modification, or discharge is sought with such agreement being effective and binding only upon attachment hereto.

(c)

This Note and the rights and obligations of the Holder and of the undersigned shall be governed and construed in accordance with the laws of the State of Florida.

(d)

Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state or federal courts of Florida and venue shall be in the County of Palm Beach or the Southern District of Florida.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.

(e)

In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

(f)

Upon any endorsement, assignment, or other transfer of this Note by the Holder or by operation of law, the term “Holder,” as used herein, shall mean such endorsee, assignee, or other transferee or successor to the Holder, then becoming the holder of this Note.  This Note shall inure to the benefit of the Holder and its successors and assigns and shall be binding upon the undersigned and their successors and assigns.  The term “Company” as used herein, shall include the respective successors and assigns of the Company and any other obligor.

(g)

In the event that any interest paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note, and any surplus thereafter shall immediately be refunded to the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be executed as of the date aforesaid.

By:
Michael R. Hull
Chief Financial Officer

EXHIBIT 1

CONVERSION NOTICE

Reference is made to the Convertible Note (the “Note”) issued to the undersigned by GelTech Solutions, Inc. (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert, in whole or in part (as applicable), the principal and any accrued interest of the Note to which this notice is attached into Common Stock of the Company, as of the date specified below.

Date of Conversion:
Please confirm the following information:
Conversion Price:
Principal and accrued interest to be converted (if partial):
Number of Shares of Common Stock to be issued:
Please issue the Common Stock into which the Note is being converted in the following name and to the following address:
Issue to:

Facsimile Number:
Authorization:
By:
Title:
Dated:
Account Number:
(if electronic book entry transfer)
Transaction Code Number:
(if electronic book entry transfer)